Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED REGISTERED PUBLIC

ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-69951, 333-90635 and 333-39460), and in the Registration Statements on Form S-3 (Nos. 333-87749 and 333-32342), of Answerthink, Inc. of our report dated 13 February 2006 relating to the financial statements of REL Consultancy Group Limited which appear in this Current Report on Form 8-K/A.

/s/GRANT THORNTON UK LLP

Chartered Accountants

Registered Auditors

Grant Thornton House

Melton Street

London NW1 2EP

February 13, 2006